UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2021
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda         HM 19
(Address of Principal Executive Office)         (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Series E 5.375% Preference Shares, Par Value $1.00 per share	RNR PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 4.01    Changes in Registrant’s Certifying Accountant.

As a matter of good corporate governance, the Audit Committee of the Board of Directors (the “Audit Committee”) of RenaissanceRe Holdings Ltd. (the “Company”) has been taking a number of steps in consideration of a potential audit firm rotation. Ernst & Young Ltd. (“EY”), the Company’s current independent registered public accounting firm, has served as the Company’s auditor since 1993. Earlier this year, the Audit Committee invited several registered public accounting firms, including EY, to participate in this process.

Following an extensive evaluation process, on July 28, 2021, the Audit Committee determined to select PricewaterhouseCoopers Ltd. (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter. The appointment of PwC is also subject to the approval of the Company’s shareholders at the Company’s 2022 Annual General Meeting of Shareholders. EY will continue as the Company’s independent registered public accounting firm for the year ending December 31, 2021. On August 2, 2021, EY delivered a letter of resignation as auditor of the Company, to be effective immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim periods through August 2, 2021, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports, and no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of EY’s letter, dated August 2, 2021, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2020 and 2019 and the subsequent interim periods through August 2, 2021, neither the Company nor anyone on its behalf has consulted with PwC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or any matter that was the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #    Description
16.1    Letter from Ernst & Young Ltd.
101    Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document and included in             Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon Lowry Bender
August 3, 2021		Shannon Lowry Bender
Senior Vice President, Group General Counsel & Corporate Secretary